EXHIBIT 23.2


                     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated October 18, 2000 (except for Note 14, as to which the date is July 6, 2001) accompanying the financial statements of TSET, Inc. contained in the Registration Statement on Form S-1. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

        /S/ Grant Thornton LLP

Portland, Oregon
August 6, 2001